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                                                                     EXHIBIT 8.1

                               NIXON PEABODY LLP
                         437 Madison Avenue, 25th Floor
                            New York, New York 10004
                           Telephone: (212) 940-3000
                           Facsimile: (212) 940-3111

                         BODMAN, LONGLEY & DAHLING LLP
                       100 Renaissance Center, 34th Floor
                            Detroit, Michigan 48243
                           Telephone: (313) 259-7777
                           Facsimile: (313) 393-7579

April __, 2000

Board of Directors
TekInsight.Com, Inc
5 Hanover Square, 24th Floor
New York, New York 10004

Board of Directors
Data Systems Network Corporation
34705 W. 12 Mile Road, Suite 300
Farmington Hills, Michigan 48331

Gentlemen:

         Nixon Peabody LLP is acting as special tax counsel to TekInsight.Com, Inc., a Delaware corporation ("TekInsight"), and TekInsight Services, Inc, a Delaware corporation and a wholly-owned subsidiary of TekInsight ("TekInsight Services"), in connection with the merger ("Merger") of Data Systems Network Corporation, Inc., a Michigan corporation ("Data Systems"), with and into TekInsight or with and into TekInsight Services pursuant to an Agreement and Plan of Merger, dated as of February 18, 2000, as amended April 4, 2000 ("Merger Agreement"), by and among TekInsight, TekInsight Services, and Data Systems. Bodman, Longley & Dahling LLP is acting as special tax counsel to Data Systems in the same transaction. This is our joint federal income tax opinion.

         TekInsight proposes to file a registration statement on Form S-4 ("Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended ("1933 Act"), SEC File Number 333- ______, with respect to the Series A preferred stock $0.01 par value of TekInsight to be issued to holders of shares of common stock, par value $0.01 per share, of Data Systems ("Data Systems Common Stock") in connection with the Merger. In addition, Data Systems has prepared, and we have reviewed, a proxy statement that is contained in and made a part of the Registration Statement ("Proxy Statement/Prospectus"). In rendering the opinion set forth below we have relied upon the facts stated in the Proxy Statement/Prospectus, upon such other documents as we have deemed appropriate, and representations of TekInsight and Data Systems in the Merger Agreement and otherwise referred to in the Proxy Statement/Prospectus.

         We confirm that our opinion as to the material federal income tax consequences of the Merger is as expressed in that section of the
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TekInsight.Com, Inc.
Data Systems Network Corporation
April 24, 2000
Page -2-

Proxy/Statement Prospectus captioned "MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER." Our opinion is subject to all of the assumptions, qualifications and limitations stated in the Proxy Statement/Prospectus (and including certain management representations that are assumed to be complete and accurate in all material respects to be provided by TekInsight and Data Systems to us prior to the effective time of the Merger).

         Each of our opinions is furnished to the board of directors of our respective clients solely for use in connection with the Registration Statement. Our opinion may not be used for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firms under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.



                                                   Very truly yours,

                                                   NIXON PEABODY LLP



                                                   Very truly yours,

                                                   BODMAN, LONGLEY & DAHLING LLP